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                                                                     Exhibit 1.1
                                                                  Execution Copy





                     ADVANTA MORTGAGE CONDUIT SERVICES, INC.


                    Mortgage Loan Asset-Backed Certificates,
                                  Series 1997-4


                             UNDERWRITING AGREEMENT




                                                                December 4, 1997





LEHMAN BROTHERS INC.
As Representative of the Underwriters
named in Schedule I
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

        Advanta Mortgage Conduit Services, Inc. (the "Company") has authorized the issuance and sale of Mortgage Loan Asset-Backed Certificates, Series 1997-4, (the "Certificates") consisting of (i) the Class A-1 Fixed Rate Group Certificates, the Class A-2 Fixed Rate Group Certificates, the Class A-3 Fixed Rate Group Certificates, the Class A-4 Fixed Rate Group Certificates, the Class A-5 Fixed Rate Group Certificates, the Class A-6 Fixed Rate Group Certificates, the Class A-7 Fixed Rate Group Certificates, the Class A-IO Fixed Rate Group Certificates, the Class A-8 Adjustable Rate Group Certificates and the Class A-9 Adjustable Rate Group Certificates (collectively, the "Class A Certificates"),
(ii) the Class M-1 Certificates (the "Class M-1 Certificates"), (iii) the Class M-2 Certificates (the "Class M-2 Certificates", and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), (iv) the Class B-1 Certificates (the "Class B Certificates" and collectively with the Mezzanine Certificates, the "Subordinate Certificates") and (v) the residual class with respect to each REMIC held by the Trust (the "Class R Certificates"). Only the Class A Certificates and the Subordinate Certificates (collectively, the "Offered Certificates") are being offered. The Certificates will be issued by the Advanta Mortgage Loan Trust 1997-4 (the "Trust"), and will evidence in the aggregate the entire beneficial interest in a trust estate (the "Trust Estate") consisting primarily of two segregated pools (the "Mortgage Pools") of closed-end mortgage loans (the "Mortgage Loans"), and certain related property. The Mortgage Loans shall have, as of the opening of business the Closing Date (as defined herein), an aggregate principal balance of approximately $900,000,000. The certificates are to be issued under a pooling and servicing agreement, to be dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), among the Company, as sponsor, Advanta Mortgage Corp. USA, as master servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee").
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        On or prior to the date of issuance of the Certificates, the Company will obtain a guaranty insurance policy (the "Policy") issued by AMBAC Assurance Corporation (the "Insurer") which will unconditionally and irrevocably guarantee to the Trustee for the benefit of the holders of the Class A-8 Adjustable Rate Group Certificates and the Class A-9 Adjustable Rate Group Certificates the amount by which the sum of the Adjustable Rate Group Interest Distribution Amount and the related Subordination Deficit, if any, exceeds the Group II Total Available Funds.

        Only the Offered Certificates are being purchased by the Underwriters.

        The Certificates are more fully described in a Registration Statement which the Company has furnished to the Underwriters. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

        Simultaneously with the execution of the Pooling and Servicing Agreement, the Company will enter into a conveyance agreement pursuant to the Master Loan Transfer Agreement dated as of June 15, 1997 among the Trustee, and the Affiliated Originators named thereon (together, the "Purchase Agreement"), pursuant to which the Affiliated Originators will transfer to the Company all of their right, title and interest in and to the Mortgage Loans as of the Closing Date.

        The Company will also enter into an Indemnification Agreement (the "Indemnification Agreement") dated as of December 18, 1997, among the Underwriters, the Company and the Insurer, governing the liability of the several parties with respect to the losses resulting from material misstatements or omissions contained in the Prospectus Supplement.

        SECTION I Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Underwriters that:

                 A. Registration Statements on Form S-3, as amended by
            Post-Effective Amendments thereto, have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statements have been delivered by the Company to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statements, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such Registration Statements, or amendments thereof, including a preliminary prospectus supplement which, as completed, is proposed to be used in connection with the sale of the Offered Certificates and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statements, as amended by all Post-Effective Amendments thereto heretofore filed with the Commission, at the Effective Time, including any documents incorporated by reference therein at such time; and "Prospectus" means such final prospectus, as first supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Offered Certificates, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include


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            any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statements. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

            To the extent that any Underwriter (i) has provided to the Company Collateral term sheets (as hereinafter defined) that such Underwriter has provided to a prospective investor, the Company has filed such Collateral term sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof, or (ii) has provided to the Company Structural term sheets or Computational Materials (each as defined below) that such Underwriter has provided to a prospective investor, the Company will file or cause to be filed with the Commission a report on Form 8-K containing such Structural term sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

                 B. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date, and as amended or supplemented as of the Closing Date (as hereinafter defined) does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company in writing by the Underwriters expressly for use therein.

                 C. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and


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            none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 D. Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

                 E. The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement and the Purchase Agreement, and to cause the Certificates to be issued.

                 F. There are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject (a) which if determined adversely to the Company would have a material adverse effect on the business or financial condition of the Company, (b) which asserts the invalidity of this Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement, the Purchase Agreement, or the Certificates, (c) which seeks to prevent the issuance of the Certificates or the consummation by the Company of any of the transactions contemplated by the Pooling and Servicing Agreement, the Indemnification Agreement, the Purchase Agreement or this Agreement, as the case may be, or (d) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Indemnification Agreement, the Purchase Agreement, this Agreement or the Certificates.

                 G. This Agreement has been, and the Pooling and Servicing
            Agreement, the Indemnification Agreement and the Purchase Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and this Agreement constitutes, and the Pooling and Servicing Agreement, the Indemnification Agreement and the Purchase Agreement when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against the Company in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of


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            indemnity under this Agreement, the Indemnification Agreement and limitations of public policy under applicable securities laws.

                 H. The execution, delivery and performance of this Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement and the Purchase Agreement by the Company and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party, by which the Company is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

                 I. Arthur Andersen LLP are independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations.

                 J. The direction by the Company to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by the Company, and assuming the Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

                 K. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Offered Certificates to the Underwriters, or the consummation by the Company of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement and the Purchase Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Offered Certificates by the Underwriters or as have been obtained.

                 L. The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Company has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to the Company would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

                 M. At the time of execution and delivery of the Pooling and
            Servicing Agreement, the Company will: (i) have good title to the interest in the Mortgage Loans conveyed by the Affiliated Originators, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any person any of its right, title or interest in the Mortgage Loans, in the Purchase Agreement, in the Pooling and Servicing


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            Agreement or in the Offered Certificates being issued pursuant thereto; and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Company's right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriters of the Offered Certificates, the Underwriters will have good title to the Offered Certificates, free of any Liens.

                 N. As of the opening of business on December 1, 1997 (the
            "Cut-Off Date"), each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus and will conform to the descriptions thereof contained in the Prospectus.

                 O. Neither the Company nor the Trust created by the Pooling and
            Servicing Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

                 P. At the Closing Date, the Certificates and the Pooling and
            Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

                 Q. At the Closing Date, the Offered Certificates shall have been rated in the highest rating category by at least two nationally recognized rating agencies.

                 R. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement, the Purchase Agreement and the Certificates have been paid or will be paid at or prior to the Closing Date.

                 S. At the Closing Date, each of the representations and
            warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

        Any certificate signed by an officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with an offering of the Offered Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section I are made.

        SECTION II Purchase and Sale. The commitment of the Underwriters to purchase the Offered Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Company agrees to instruct the Trustee to issue and agrees to sell to the Underwriters, and the Underwriters agree (except as provided in Sections X and XI hereof) to purchase from the Company the aggregate initial principal amounts of Offered Certificates set forth on Schedule A, at the purchase price or prices set forth in Schedule A.

        The obligations of the Underwriters hereunder to purchase the Offered Certificates of each Class shall be several and not joint. Each Underwriter's obligation shall be to purchase the aggregate principal amount of Offered Certificates of the related Class as set forth in Schedule B. The right of the Company and a non-defaulting Underwriter shall be as set forth in Section XIII hereof.


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        SECTION III Delivery and Payment. Delivery of and payment for the
Offered Certificates to be purchased by the Underwriters shall be made at the offices of Dewey Ballantine LLP, 1301 Sixth Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Company at 10:00 A.M. New York City time on December 18, 1997 or at such other time or date as shall be agreed upon in writing by the Representative and the Company (such date being referred to as the "Closing Date"). Payment shall be made to the Company by wire transfer of same day funds payable to the account of the Company. Delivery of the Offered Certificates shall be made to the Representative for the accounts of the Underwriters against payment of the purchase price thereof. The Offered Certificates shall be in such denominations and registered in such names as the Representative may request in writing at least two business days prior to the Closing Date. The Offered Certificates will be made available for examination by the Representative no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

        SECTION IV Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the Underwriters proposes to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

        SECTION V Covenants of the Company. The Company agrees as follows:

                 A. To prepare the Prospectus in a form approved by the
            Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Certificates, to promptly advise the Representative of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus; (ii) the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, the Company promptly shall use its best efforts to obtain the withdrawal of such order or suspension.

                 B. To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                 C. To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request:
            (i) conformed


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            copies of the Registration Statement as originally filed with the
            Commission and each amendment thereto (in each case including exhibits); (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Offered Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company shall notify the Representative and, upon the Representative's request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case any of the Underwriters are required to deliver a Prospectus in connection with sales of any of the Offered Certificates at any time nine months or more after the Effective Time, upon the request of the Representative but at the expense of such Underwriter, the Company shall prepare and deliver to such Underwriter as many copies as such Underwriter may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

                 D. To file promptly with the Commission any amendment to the
            Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

                 E. Prior to filing with the Commission any (i) Preliminary
            Prospectus, (ii) amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus, or (iii) Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing.

                 F. To make generally available to holders of the Offered
            Certificates as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with
            Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

                 G. To use its best efforts, in cooperation with the
            Representative, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Certificates. The


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            Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been so qualified.

                 H. Not, without the Representative's prior written consent, to publicly offer or sell or contract to sell any mortgage pass-through securities, collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by the Company for a period of 5 business days following the commencement of the offering of the Offered Certificates to the public.

                 I. So long as the Offered Certificates shall be outstanding, to deliver to the Representative as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section 8.16 of the Pooling and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to
            Section 8.17 of the Pooling and Servicing Agreement; and (iii) the Monthly Statement furnished to the Certificateholders pursuant to
            Section 7.8 of the Pooling and Servicing Agreement.

                 J. To apply the net proceeds from the sale of the Offered
            Certificates in the manner set forth in the Prospectus.

        SECTION VI Conditions to the Underwriters' Obligations. The obligations of the Underwriters to purchase the Offered Certificates pursuant to this Agreement are subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Company herein contained; (ii) the performance by the Company of all of their respective obligations hereunder; and (iii) the following conditions as of the Closing Date:

                 A. The Representative shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

                 B. None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Dewey Ballantine LLP, counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                 C. All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, the Indemnification Agreement, the Offered Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.


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                 D. The Representative shall have received the favorable opinion of Dewey Ballantine LLP, special counsel to the Company with respect to the following items, dated the Closing Date, to the effect that:

                 1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business in each state necessary to enable it to perform its obligations as Sponsor under the Pooling and Servicing Agreement. The Company has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, this Agreement, the Pooling and Servicing Agreement, the Indemnification Agreement and the Purchase Agreement.

                 2. This Agreement, the Certificates, the Pooling and Servicing
            Agreement, the Indemnification Agreement and the Purchase Agreement have been duly and validly authorized, executed and delivered by the Company, all requisite corporate action having been taken with respect thereto, and each (other than the Certificates) constitutes the valid, legal and binding agreement of the Company.

                 3. Neither the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Certificates nor the execution, delivery or performance by the Company of the Pooling and Servicing Agreement, this Agreement, the Indemnification Agreement or the Purchase Agreement (A) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under, (i) any term or provision of the certificate of incorporation or bylaws of the Company; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which the Company is a party or is bound and known to such counsel; or (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Company and known to such counsel; or (B) results in, or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

                 4. The endorsement and delivery of each Note, and the
            preparation, delivery and recording of an Assignment with respect to each Mortgage is sufficient to fully transfer to the Trustee for the benefit of the Owners all right, title and interest of the Company in the Note and Mortgage, as noteholder and mortgagee or assignee thereof, subject to any exceptions set forth in such opinion, and will be sufficient to permit the Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company and to prevent any other sale, transfer, assignment, pledge or other encumbrance of the Mortgage Loans by the Company from being enforceable.

                 5. No consent, approval, authorization or order of,
            registration or filing with, or notice to, courts, governmental agency or body or other tribunal is required under the laws of the State of New York, for the execution, delivery and performance of the Pooling and Servicing Agreement, this Agreement, the Indemnification Agreement, the Purchase Agreement or the offer, issuance, sale or delivery of the Certificates or the consummation of any other transaction contemplated thereby by the Company, except such which have been obtained.

                 6. There are no actions, proceedings or investigations, to such counsel's knowledge, pending or threatened against the Company before any court, governmental agency or body or other tribunal (i) asserting the invalidity of the Pooling and Servicing Agreement, the Indemnification Agreement, this Agreement, the Purchase Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, the Indemnification Agreement, or this Agreement, (iii) which would materially and adversely affect the performance by the Company of obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Indemnification Agreement, the Certificates, the Purchase Agreement or this Agreement or (iv) that would adversely affect the status of the Trust Estate as a "real estate mortgage investment conduit" ("REMIC") as such term is defined in the Internal Revenue Code of 1986, as amended.

                 7. To the best of the knowledge of such counsel, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus relating to the Certificates (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

                 8. The Registration Statement and the Prospectus (other than the financial and statistical data included therein, as to which such counsel need express no opinion), including the Incorporated Documents, as of the date on which the Registration Statement was declared effective and as of the date hereof, comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, and such counsel does not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement which has not been filed or described as required.

                 9. Neither the qualification of the Pooling and Servicing
            Agreement under the Trust Indenture Act of 1939 nor the registration of the Trust created by such Agreement under the Investment Company Act of 1940 is presently required.

                 10. The statements in the Prospectus set forth under the
            captions "DESCRIPTION OF THE SECURITIES," "THE POOLING AND SERVICING AGREEMENT" and the statements in the Prospectus Supplement set forth under the caption "DESCRIPTION OF THE CERTIFICATES," to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

                 11. The statements in the Prospectus and Prospectus Supplement set forth under the captions "ERISA CONSIDERATIONS," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," and the statements in the Prospectus set forth under the caption "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND RELATED MATTERS," to the extent that they constitute matters of federal, New York or California law, or federal, New York or California legal conclusions provide a fair and accurate summary of such law or conclusions.

                 12. Assuming that (a) the Trustee causes the Trust created under the Pooling and Servicing Agreement to elect, as the Trustee has covenanted to do in the Pooling and Servicing Agreement, to be treated as a REMIC and (b) the parties to the Pooling and Servicing Agreement comply with the terms thereof, the Trust will be treated as a REMIC, the Offered Certificates issued pursuant to the Pooling and Servicing Agreement will be treated as the "regular interests" in the REMIC and the Class R Certificates issued pursuant to the Pooling and Servicing Agreement will be treated as the sole "residual interest" in the REMIC. The Trust will not be subject to tax upon its income or assets by any taxing authority of the State of New York or New York City or of the State of California (except that no opinion need be expressed with respect to any minimum tax).

                 13. Such opinion shall also relate to comparable matters with respect to the Affiliated Originators and Advanta Mortgage Holding Company.

                 14. No information has come to such counsel's attention which causes them to believe that the Prospectus (other than the financial statement and other financial and statistical data contained therein, as to which such counsel need express no opinion), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 15. Such other matters as the Representative may reasonably request.

        In rendering its opinions, the counsel described above may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company.

                 E. The Representative shall have received letters, including bring-down letters, from Arthur Andersen LLP, dated on or before the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriters, to the effect that they have performed certain specified procedures requested by the Representative with respect to the information set forth in the Prospectus and certain matters relating to the Company.

                 F. The Offered Certificates shall have received the ratings listed on Schedule A hereto, and such ratings shall not have been rescinded or downgraded. The Representative and counsel for the Underwriters shall have received copies of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

                 G. The Representative shall have received from the Company a certificate, signed by the president, a senior vice president or a vice president of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation:

                 1. the representations and warranties of the Company in this
            Agreement, as of the Closing Date, and in the Pooling and Servicing Agreement, the Indemnification Agreement, the Purchase Agreement and in all related agreements, as of the date specified in such agreements, are true and correct, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                 2. there are no actions, suits or proceedings pending, or to the best of such officer's knowledge, threatened against or affecting the Company which if adversely determined, individually or in the aggregate, would be reasonably likely to adversely affect the Company's obligations under the Pooling and Servicing Agreement, the Indemnification Agreement, this Agreement or the Purchase Agreement in any material way; and no merger, liquidation, dissolution or bankruptcy of the Company is pending or contemplated;

                 3. the information contained in the Registration Statement and the Prospectus relating to the Company, the Mortgage Loans or the servicing procedures of it or its affiliates or subservicer is true and accurate in all material respects and nothing has come to his or her attention that would lead such officer to believe that the Registration Statement or Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading;

                 4. the information set forth in the Schedule of Mortgage Loans required to be furnished pursuant to the Pooling and Servicing Agreement is true and correct in all material respects;

                 5. there has been no amendment or other document filed
            affecting the articles of incorporation or bylaws of the Company since September 30, 1997, and no such amendment has been authorized. No event has occurred since September 30, 1997, which has affected the good standing of the Company under the laws of the State of Delaware;

                 6. there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from September 30, 1997;

                 7. on or prior to the Closing Date, there has been no
            downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating the direction of which has not been indicated, in the rating, if any, accorded the Company or in any rating accorded any securities of the Company, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the 1933 Act; and

                 8. each person who, as an officer or representative of the
            Company, signed or signs the Registration Statement, the Pooling and Servicing Agreement, the Indemnification Agreement, this Agreement, or any other document delivered pursuant hereto, on the date of such execution, or on the Closing Date, as the case may be, in connection with the transactions described in the Pooling and Servicing Agreement, the Indemnification Agreement, the Purchase Agreement and this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

        The Company shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and bylaws which are in full force and effect on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

                 H. The Representative shall have received a favorable opinion of counsel to the Trustee, dated the Closing Date and in form and substance satisfactory to the Representative, to the effect that:

                 1. the Trustee is a national banking association duly
            organized, validly existing and in good standing under the laws of the United States and has the power and authority to enter into and to take all actions required of it under the Pooling and Servicing Agreement;

                 2. the Pooling and Servicing Agreement has been duly
            authorized, executed and delivered by the Trustee and the Pooling and Servicing Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee, and (B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity;

                 3. no consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Trustee in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance of its obligations thereunder;

                 4. the Certificates have been duly executed, authenticated and delivered by the Trustee; and

                 5. the execution and delivery of, and performance by the
            Trustee of its obligations under, the Pooling and Servicing Agreement do not conflict with or result in a violation of any statute or regulation applicable to the Trustee, or the charter or bylaws of the Trustee, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Trustee or the terms of any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound.

        In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Trustee.

                 I. The Representative shall have received from the Trustee a certificate, signed by the President, a senior vice president or a vice president of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Trustee, signed or signs the Certificates, the Pooling and Servicing Agreement or any other document delivered pursuant hereto, on the date hereof or on the Closing Date, in connection with the transactions described in the Pooling and Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                 J. The Policy relating to the Certificates shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

                 K. The Representative shall have received a favorable opinion of in-house counsel to the Insurer, dated the Closing Date and in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                 1. The Insurer is a stock insurance corporation, duly
            incorporated and validly existing under the laws of the State of Wisconsin. The Insurer is validly licensed to do business in New York and is authorized to issue the Policy and perform its obligations under the Policy in accordance with the terms thereof.

                 2. The execution and delivery by the Insurer of the Policy, and the Indemnification Agreement are within the corporate power of the Insurer and have been authorized by all necessary corporate action on the part of the Insurer; the Policy has been duly executed and is the valid and binding obligation of the Insurer enforceable in accordance with its terms except that the enforcement of the Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity.

                 3. The Insurer is authorized to deliver the Indemnification
            Agreement, and such agreement has been duly executed and delivered and constitute the legal, valid and binding obligations of the Insurer enforceable in accordance with its terms except that the enforcement of the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and by public policy considerations relating to indemnification for securities law violations.

                 4. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Insurer, the lack of which would adversely affect the validity or enforceability of the Policy; to the extent required by applicable legal requirements that would adversely affect validity or enforceability of the Policy, the form of the Policy has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with the Policy.

                 5. The Policy is not required to be registered under the
            Securities Act.

                 6. The information set forth in the Prospectus Supplement under the captions "CREDIT ENHANCEMENT", "THE CLASS A-8 AND CLASS A-9 INSURER" and "THE CLASS A-8 AND CLASS A-9 INSURANCE POLICY" insofar as such statements constitute a description of the Policy, accurately summarizes the Policy.

        In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee, the Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Insurer.

                 L. On or prior to the Closing Date, there has been no
            downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating the direction of which has not been indicated, in the rating, if any, accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization," as such term is defined for purposes of the 1933 Act.

                 M. On or prior to the Closing Date, there has been no
            downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating the direction of which has not been indicated, in the rating, if any, accorded the Company or in any rating accorded any securities of the Company, if any, by any "nationally recognized statistical rating organization," as such term is defined for purposes of the 1933 Act.

                 N. There has not occurred any change, or any development
            involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since September 30, 1997, of (A) the Company and its subsidiaries or (B) the Insurer, that is in the Representative's judgment material and adverse and that makes it in the Representative's judgment impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

                 O. The Representative shall have received from the Insurer a certificate, signed by the president, a senior vice president or a vice president of the Insurer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Policy, the Indemnification Agreement and the related documents and that, to the best of his or her knowledge based on reasonable investigation:

                 1. There are no actions, suits or proceedings pending or
            threatened against or affecting the Insurer which, if adversely determined, individually or in the aggregate, would adversely affect the Insurer's performance under the Policy or the Indemnification Agreement;

                 2. Each person who as an officer or representative of the
            Insurer, signed or signs the Policy, the Indemnification Agreement or any other document delivered pursuant hereto, on the date thereof, or on the Closing Date, in connection with the transactions described in this Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures;

                 3. The information contained in the Prospectus Supplement under the captions "CREDIT ENHANCEMENT", "THE CLASS A-8 and CLASS A-9 INSURER" and "THE CLASS A-8 and CLASS A-9 INSURANCE POLICY" is true and correct in all material respects and does not omit to state a material fact with respect to the description of the Policy or the ability of the Insurer to meet its payment obligations under the Policy;

                 4. The tables regarding the Insurer's capitalization set forth under the caption "THE CLASS A-8 and CLASS A-9 INSURER" presents fairly the capitalization of the Insurer as of September 30, 1997;

                 5. On or prior to the Closing Date, there has been no
            downgrading, nor has any notice been given of (A) any intended or potential downgrading or (B) any review or possible changes in rating the direction of which has not been indicated, in the rating accorded the claims paying ability of the Insurer by any "nationally recognized statistical rating organization," as such term is defined for purposes of the 1933 Act;

                 6. The audited balance sheet of the Insurer as of December 31,
            1996 and the related statement of income and retained earnings for the fiscal year then ended, and the accompanying footnotes, together with the related opinion of an independent certificated public accountant, copies of which are incorporated by reference in the Prospectus Supplement, fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles consistently applied; the unaudited balance sheet of the Insurer as of September 30, 1997 and the related statement of income and retained earnings for the three-month period then ended, copies of which are included in the Prospectus Supplement, fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles applied consistently with those principles applied in preparing the December 31, 1996 audited statements.

                 7. to the best knowledge of such officer, since September 30,
            1997, no material adverse change has occurred in the financial position of the Insurer other than as set forth in the Prospectus Supplement.

        The officer of the Insurer certifying to items 5-7 shall be an officer in charge of a principal financial function.

        The Insurer shall attach to such certificate a true and correct copy of its certificate or articles of incorporation, as appropriate, and its bylaws, all of which are in full force and effect on the date of such certificate.

                 P. The Representative shall have received from Dewey Ballantine
            LLP, special counsel to the Company, a survey in form and substance satisfactory to the Representative, indicating the requirements of applicable local law which must be complied with in order to transfer and service the Mortgage Loans pursuant to the Pooling and Servicing Agreement and the Company shall have complied with all such requirements.

                 Q. The Representative shall have received from Dewey Ballantine
            LLP, special counsel to the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Prospectus and such other related matters as the Representative shall reasonably require.

                 R. The Representative and counsel for the Underwriters shall have received copies of any opinions of counsel to the Company supplied to the Trustee relating to matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by reliance letters to the Underwriters or shall state the Underwriters may rely thereon.

                 S. The Representative shall have received such further
            information, certificates and documents as the Representative may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.

                 T. There shall have been executed and delivered by Advanta
            Mortgage Holding Company, the corporate parent of the Company ("AMHC"), a letter agreement with the Trustee and the Insurer, pursuant to which AMHC agrees to become jointly and severally liable with the Company and Advanta Mortgage Corp. USA for the payment of the Joint and Several Obligations (as defined in such letter agreement).

                 U. There shall have been executed and delivered by AMHC, the corporate parent of the Company, a letter agreement with the Underwriters substantially in the form of Exhibit A hereto.

                 V. Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

                 W. Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the judgment of the Representative, impractical or inadvisable to proceed with the public offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus.

                 X. The Certificates shall have received the ratings set forth on Schedule A hereto.

        If any condition specified in this Section VI shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section VII.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        SECTION VII Payment of Expenses. The Company agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Offered Certificates and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of qualifying the Offered Certificates under the securities laws of the several jurisdictions as provided in Section V(G) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriters); (f) any fees charged by securities rating services for rating the Offered Certificates; (g) half of the costs and expenses of Dewey Ballantine LLP; and (h) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section VII, the Underwriters shall pay their own costs and expenses, including half of the costs and expenses of Dewey Ballantine LLP, which is to be split evenly among the Underwriters, any transfer taxes on the Offered Certificates which they may sell and the expenses of advertising any offering of the Offered Certificates made by the Underwriters.

        If this Agreement is terminated by the Representative, in accordance with the provisions of Section VI or Section X, the Company shall reimburse the Underwriters for their respective reasonable out-of-pocket expenses, including fees and disbursements of Dewey Ballantine LLP, counsel for the Underwriters.

        SECTION VIII Indemnification and Contribution

        A. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of
Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Certificates), to which such Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse such Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Prospectus or the Registration Statement in reliance upon and in conformity with written information (including any Derived Information) furnished to the Company through the Representative specifically for inclusion therein unless such untrue statement or alleged untrue statement or omission or alleged omission was derived from an inaccuracy or omission in the Company-Provided Information; and provided, further, that as to any Preliminary Prospectus this indemnity shall not inure to the benefit of any Underwriter or any controlling person on account of any loss, claim, damage, liability or action arising from the sale of the Offered Certificates to any person by such Underwriter if such Underwriter failed to send or give a copy of the Prospectus, as amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in the Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section V(C). For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and none of the Underwriters shall be obligated to send or give any supplement or amendment to any document incorporated therein by reference to any person other than a person to whom such Underwriter had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriters or any controlling person of such Underwriter.

        B. Each Underwriter agrees severally, and not jointly to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information (excluding any Derived Information which is covered in paragraph (E) below) furnished to the Company by or on behalf of such Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

        C. Promptly after receipt by any indemnified party under this Section VIII of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section VIII, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section VIII except to the extent it has been materially prejudiced by such failure, and provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section VIII.

        If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section VIII for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

        Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriters, if the indemnified parties under this
Section VIII consist of the Underwriters or any of their controlling persons, or by the Company, if the indemnified parties under this Section VIII consist of the Company or any of the Company's directors, officers or controlling persons.

        Each indemnified party, as a condition of the indemnity agreements contained in Section VIII(A) and (B), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

        Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

        D. Each Underwriter agrees to deliver to the Company a copy of its Derived Information no later than one business day prior to the date such information is required to be filed, pursuant to the No-Action Letters (as defined herein), with the Commission on Form 8-K.

        E. Each Underwriter agrees, assuming all Company-Provided Information (defined below) is accurate and complete in all material respects, to severally and not jointly indemnify and hold harmless the Company, each of the Company's officers and directors and each person who controls the Company within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein, when read in conjunction with the Prospectus, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of each of the Underwriters under this Section VIII(E) shall be in addition to any liability which such Underwriter may otherwise have.

        The procedures set forth in Section VIII(C) shall be equally applicable to this Section VIII(E).

        F. For purposes of this Section VIII, the term "Derived Information" means such portion, if any, of the information delivered to the Company pursuant to Section VIII(D) for filing with the Commission on Form 8-K as:

            (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

            (ii)  does not constitute Company-Provided Information; and

            (iii) is of the type of information defined as Collateral term sheets, Structural term sheets or Computational Materials (as such terms are interpreted in the No-Action Letters).

        "Company-Provided Information" means any computer tape furnished to the Underwriters by the Company concerning the Mortgage Loans comprising the Trust.

        The terms "Collateral term sheet" and "Structural term sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral term sheet" as used herein includes any subsequent Collateral term sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

        G. If the indemnification provided for in this Section VIII shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section VIII(A) or (B) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section VIII(C), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

        The relative benefits of the Underwriters and the Company shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing on the cover page of the Prospectus.

        The relative fault of the Underwriters and the Company shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by one of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

        The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section VIII(G) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section VIII(G) shall be deemed to include, for purposes of this Section VIII(G), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

        In no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Certificates purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        H. The Underwriters severally confirm that the information set forth (i) in the Prospectus Supplement relating to market making and (ii) in the fourth paragraph under the caption "Underwriting" in the Prospectus Supplement, together with the Derived Information, is correct and constitutes the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

        SECTION IX Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Company and shall survive delivery of any Offered Certificates to the Underwriters.

        SECTION X Termination of Agreement. The Representative may terminate this Agreement immediately upon notice to the Company, at any time at or prior to the Closing Date if any of the events or conditions described in Section VI(W) of this Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in Section V(G), the provisions of Section VII, the indemnity agreement set forth in Section VIII, and the provisions of Sections IX and XIII shall remain in effect.

        SECTION XI Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

                 A. if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., as Representative of the Underwriters, Three World Financial Center, New York, New York, 10285, Attention: Syndicate Registration Department (Fax: 212-528-8822);

                 B. if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Advanta Mortgage Conduit Services, Inc. 16875 West Bernardo Drive, San Diego, California 92127 Attention:
            General Counsel (Fax: 619- 674-3592).

        SECTION XII Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.

Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section XII, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        SECTION XIII Default by One of the Underwriters. If one of the Underwriters shall fail on the Closing Date to purchase the Offered Certificates which it is obligated to purchase hereunder (the "Defaulted Certificates"), the remaining Underwriters (the "Non-Defaulting Underwriter"), shall have the right, but not the obligation within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Certificates upon the terms herein set forth; if, however, the Non-Defaulting Underwriter shall not have completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriter.

        No action taken pursuant to this Section XIII shall relieve the defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriter or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

        SECTION XIV Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        SECTION XV Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

        SECTION XVI GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION XVII Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        SECTION XVIII Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        SECTION XIX Representations of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all of the Underwriters.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,

                                    ADVANTA MORTGAGE CONDUIT SERVICES INC.


                                    By: /s/ Mark T. Dunsheath
                                       ----------------------------------
                                    Name:    Mark T. Dunsheath
                                    Title:   Vice President

CONFIRMED AND ACCEPTED, as of
the date first above written:

LEHMAN BROTHERS INC.
as Representative of the Underwriters


By: /s/ William E. Lighten
Name:   William E. Lighten
Title:  Managing Director



                            [Underwriting Agreement]

==========================================================================================
                                                                               SCHEDULE A

------------------------------------------------------------------------------------------
Class            Required Ratings    Initial Principal     Coupon       Purchase Price
                   S&P/Moody's       Amount of Offered                 to Underwriters
                                     Certificates Purchased              disregarding
                                      by Underwriters                  accrued interest
------------------------------------------------------------------------------------------
    Class A-1               AAA/Aaa        $146,039,000           *            99.750000%
------------------------------------------------------------------------------------------
    Class A-2               AAA/Aaa         $91,159,000       6.53%            99.734375%
------------------------------------------------------------------------------------------
    Class A-3               AAA/Aaa         $33,579,000       6.55%            99.734375%
------------------------------------------------------------------------------------------
    Class A-4               AAA/Aaa         $59,837,000       6.66%            99.718750%
------------------------------------------------------------------------------------------
    Class A-5               AAA/Aaa         $15,601,000       6.72%            99.750000%
------------------------------------------------------------------------------------------
    Class A-6               AAA/Aaa         $41,285,000       7.10%            99.734375%
------------------------------------------------------------------------------------------
    Class A-7               AAA/Aaa         $50,000,000       6.63%            99.734375%
------------------------------------------------------------------------------------------
   Class A-IO              AAAr/Aaa                  **       5.00%            10.799164%
------------------------------------------------------------------------------------------
    Class A-8               AAA/Aaa         $98,000,000           *            99.750000%
------------------------------------------------------------------------------------------
    Class A-9               AAA/Aaa        $302,000,000           *            99.750000%
------------------------------------------------------------------------------------------
    Class M-1                AA/Aa2         $17,500,000       7.04%            99.718750%
------------------------------------------------------------------------------------------
    Class M-2                  A/A2         $30,000,000       7.24%            99.734375%
------------------------------------------------------------------------------------------
    Class B-1              BBB/Baa2         $15,000,000       7.54%            99.734375%
==========================================================================================


*Floating

**Notional Balance

                                                                      SCHEDULE B



Class A-1 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $ 36,512,000
J.P. Morgan Securities, Inc.               $ 36,509,000
Morgan, Stanley & Co. Incorporated         $ 36,509,000
Prudential Securities Incorporated         $ 36,509,000



Class A-2 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $ 45,581,000
J.P. Morgan Securities, Inc.               $ 22,789,000
Morgan, Stanley & Co. Incorporated         $          0
Prudential Securities Incorporated         $ 22,789,000



Class A-3 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $  8,397,000
J.P. Morgan Securities, Inc.               $  8,394,000
Morgan, Stanley & Co. Incorporated         $  8,394,000
Prudential Securities Incorporated         $  8,394,000



Class A-4 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $ 14,960,000
J.P. Morgan Securities, Inc.               $ 14,959,000
Morgan, Stanley & Co. Incorporated         $ 14,959,000
Prudential Securities Incorporated         $ 14,959,000

Class A-5 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $  3,901,000
J.P. Morgan Securities, Inc.               $  3,900,000
Morgan, Stanley & Co. Incorporated         $  3,900,000
Prudential Securities Incorporated         $  3,900,000



Class A-6 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $ 10,322,000
J.P. Morgan Securities, Inc.               $ 10,321,000
Morgan, Stanley & Co. Incorporated         $ 10,321,000
Prudential Securities Incorporated         $ 10,321,000




Class A-7 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $  2,530,000
J.P. Morgan Securities, Inc.               $ 12,500,000
Morgan, Stanley & Co. Incorporated         $ 22,470,000
Prudential Securities Incorporated         $ 12,500,000



Class A-IO Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                         $0*



* No principal payments are distributed with respect to the Class A-IO Certificates. Interest will be distributed and calculated on the basis of the Notional Principal Balance of the Class A-7 Certificates. Lehman Brothers Inc. is the sole underwriter with respect to the Class A-IO Certificates.



Class A-8 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $ 24,500,000
J.P. Morgan Securities, Inc.               $ 24,500,000
Morgan, Stanley & Co. Incorporated         $ 24,500,000
Prudential Securities Incorporated         $ 24,500,000

Class A-9 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $ 75,500,000
J.P. Morgan Securities, Inc.               $ 75,500,000
Morgan, Stanley & Co. Incorporated         $ 75,500,000
Prudential Securities Incorporated         $ 75,500,000



Class M-1 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $  4,375,000
J.P. Morgan Securities, Inc.               $  4,375,000
Morgan, Stanley & Co. Incorporated         $  4,375,000
Prudential Securities Incorporated         $  4,375,000



Class M-2 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $  7,500,000
J.P. Morgan Securities, Inc.               $  7,500,000
Morgan, Stanley & Co. Incorporated         $  7,500,000
Prudential Securities Incorporated         $  7,500,000



Class B-1 Certificates

Underwriters                               Principal Amount
------------                               ----------------
Lehman Brothers Inc.                       $  3,750,000
J.P. Morgan Securities, Inc.               $  3,750,000
Morgan, Stanley & Co. Incorporated         $  3,750,000
Prudential Securities Incorporated         $  3,750,000

                                                                       EXHIBIT A



                                                 As of December __, 1997
Lehman Brothers Inc.
As Representative of the Underwriters
named in Schedule I


Re: Underwriting Agreement dated December 4, 1997 (the "Underwriting Agreement") between Advanta Mortgage Conduit Services, Inc. ("Advanta") and Lehman Brothers Inc. (the "Representative") and Indemnification Agreement dated as of December 18, 1997 (the "Indemnification Agreement") among AMBAC Assurance Corporation (the "Insurer"), Advanta and the Representative

Ladies and Gentlemen:


        Pursuant to the Underwriting Agreement and the Indemnification Agreement (together, the "Designated Agreements"), Advanta has undertaken certain financial obligations with respect to the indemnification of the Underwriters and the Insurer with respect to the Registration Statement, the Prospectus and the Prospectus Supplement described in the Designated Agreements. Any financial obligations of Advanta under the Designated Agreements, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations"; provided, however, that "Joint and Several Obligations" shall mean only the financial obligations of Advanta under the Designated Agreements (including the payment of money damages for a breach of any of Advanta's obligations under the Designated Agreements, whether financial or otherwise) but shall not include any obligations not relating to the payment of money.

        As a condition of their respective executions of the Underwriting Agreement and of the Indemnification Agreement, the Underwriters and the Insurer have required the undersigned, Advanta Mortgage Holding Company ("AMHC"), the parent corporation of Advanta, to acknowledge its joint-and-several liability with Advanta for the payment of the Joint and Several Obligations under the Designated Agreements.

        Now, therefore, the Underwriters, the Insurer and AMHC do hereby agree that:

            (i) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with Advanta to the Underwriters for the payment of the Joint and Several Obligations under the Underwriting Agreement.

            (ii) AMHC may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Underwriters by Advanta or another affiliate of AMHC.

        Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

                                    Very truly yours,

                                    ADVANTA MORTGAGE HOLDING COMPANY



                                    By:__________________________________
                                    Name:   Mark T. Dunsheath
                                    Title:  Vice President



LEHMAN BROTHERS INC.
as Representative of the Underwriters



By:__________________________________
Name:
Title:



AMBAC ASSURANCE CORPORATION



By:__________________________________
Name:
Title:





                                 [AMHC Guaranty]

                                   SCHEDULE I



Lehman Brothers Inc.

J.P. Morgan Securities Inc.

Morgan Stanley & Co. Incorporated

Prudential Securities Incorporated